EXHIBIT j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A for Phoenix Focused Value Fund (formerly Janus Adviser Focused Value Fund) and Phoenix Foreign Opportunities Fund (formerly Janus Adviser International Equity Fund) of our report dated April 11, 2005, relating to the financial statements and financial highlights of the Janus Adviser Focused Value Fund and Janus Adviser International Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
June 17, 2005